UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CHC Group Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	98- 0587405
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

190 Elgin Avenue

George Town,

Grand Cayman, KY1-9005

Cayman Islands

(Address, including zip code of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Ordinary Shares, $0.0001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which the form relates: 333- 191268

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, $0.0001 par value per share, of CHC Group Ltd., a Cayman Islands exempted company (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Share Capital” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333- 191268), initially filed with the Securities and Exchange Commission (the “Commission”) on September 19, 2013, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHC GROUP LTD.

Date: January 10, 2014	By:	/s/ RUSS HILL
Russ Hill VP, Deputy General Counsel, Corporate Secretary and Chief Compliance Officer